Exhibit 99.1

PRESS RELEASE For Immediate Release

Monolithic Power Systems, Inc.
6409 Guadalupe Mines Road
San Jose, CA 95120 USA
T: 408-826-0600, F: 408-826-0601
www.monolithicpower.com

Monolithic Power Systems Announces Record Third

Quarter Revenues

SAN JOSE, Calif. October 30, 2007—Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced financial results for the quarter ended September 30, 2007.

The results for the quarter ended September 30, 2007 are as follows:

•	Net revenues of $40.2 million, compared to $27.3 million in the third quarter of 2006 and up 30% sequentially from $30.8 million in the second quarter of 2007

•	Gross margin of 63.5%, compared to 65.6% in the third quarter of 2006 and 63.5% in the second quarter of 2007

•

GAAP operating expenses of $17.0 million, including $15.5 million for research and development and selling, general and administrative expenses, which includes $3.1 million for stock-based compensation, and $1.5 million for patent litigation

•	Non-GAAP(1) operating expenses of $13.9 million, excluding $3.1 million for stock-based compensation

•	Net income of $8.3 million, with GAAP EPS of $0.23 per diluted share

•	Non-GAAP(1) net income of $9.7 million, or $0.27 per diluted share, excluding stock-based compensation and related tax effects

The results for the nine months ended September 30, 2007 are as follows:

•	Net revenues of $95.5 million, compared to $78.6 million for the nine months ended September 30, 2006, an increase of 21.5%

•	Gross margin of 63.5%, compared to 63.6% for the nine months ended September 30, 2006

•

GAAP operating expenses of $58.9 million, including $41.3 million for research and development and selling, general and administrative expenses, which includes $7.7 million for stock-based compensation, $8.3 million for patent litigation, a $9.8 million provision for litigation, and a credit of $0.5 million for the sublease of the company’s Los Gatos property

•

Non-GAAP(1) operating expenses of $41.9 million, excluding $7.7 million for stock-based compensation and a $9.8 million provision for litigation, and including a reversal of the lease write-off of $0.5 million

•	Net income of $2.0 million, with GAAP EPS of $0.06 per diluted share

•

Non-GAAP(1) net income of $16.7 million, or $0.48 per diluted share, excluding stock-based compensation, the provision for litigation and related tax effects, and including a reversal of the lease write-off that was previously recorded

“MPS had a great third quarter, as all of our product lines grew above our expectations, and we saw excellent strength in the notebook computers, flat panel TV’s and consumer accessories end markets,” said Michael Hsing, chief executive officer of MPS. “We are also starting to see the benefit of our new product lines, such as battery chargers, LDOs and MiniMonsters™, in our revenue base. We expect to continue to introduce innovative products using our leading technologies in the coming quarters”.

Business Outlook

The following are MPS’ financial targets for the fourth quarter ending December 31, 2007:

•	Revenues in the range of $37 million to $39 million

•	Gross margin in the upper end of the company’s target range of 60% to 63%

•

Research and development and selling, general and administrative expenses between $15.5 million and $17.0 million. Non-GAAP(1) research and development and selling, general and administrative expenses between $12.5 million and $13.5 million. This excludes an estimate of stock-based compensation expense in the range of $3.0 million to $3.5 million

•	Litigation expense in the range of $1.5 million to $1.8 million

(1) Non-GAAP net income, non-GAAP operating expenses and non-GAAP research and development and selling, general and administrative expense differ from net income, operating expenses, and research and development and selling, general and administrative expense determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net income for the three and nine months ending September 30, 2007 excludes the effect of stock-based compensation expense and related tax effects, a provision for litigation and related tax effects, and includes a reversal of the lease write-off that was recorded previously. Non-GAAP operating expenses for the three and nine months ending September 30, 2007 exclude the effect of stock-based compensation expense and the provision for litigation and includes a reversal of the lease write-off that was recorded previously. Projected non-GAAP research and development and selling, general and administrative expenses exclude the effect of stock-based compensation expense and related tax effects. A schedule reconciling these amounts is included in this news release. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financials measures used by MPS.

Conference Call

MPS plans to conduct a management teleconference covering its third quarter results at 2:00 p.m. PDT / 5:00 p.m. EDT today, October 30, 2007. The call will be webcast at http://www.monolithicpower.com/cmp_02_inv_rel.htm. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at 617-801-6888, code number 51920952. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement

This press release contains forward-looking statements regarding targeted net revenues, gross margin, GAAP and non-GAAP research and development and selling, general and administrative expenses, stock-based compensation expense and litigation expenses for the three months ending December 31, 2007, continuing market acceptance of new products and the future introduction of new products. These statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the risks, uncertainties and costs of litigation in which the company is involved; the outcome of any upcoming trials, hearings, motions, and appeals; any market disruptions or interruptions in MPS’ schedule of new product release development; adverse change in production and testing efficiency; adverse changes in government regulations in foreign countries where MPS has offices; acceptance of, or demand for, MPS’ products being lower than expected; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; difficulty in predicting or budgeting for future expenses and financial contingencies; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Form 10-Q filed on August 1, 2007.

The forward-looking statements in this press release represent MPS’ targets, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call.

About Monolithic Power Systems, Inc.

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries. MiniMonster is a Trademark of Monolithic Power Systems, Inc.

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

investors@monolithicpower.com

Consolidated Balance Sheet

(Unaudited, in thousands, except par value)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$77,408	$50,816
Short-term investments	24,383	27,674
Accounts receivable, net of allowances of $227 in 2007 and 2006	12,771	9,156
Inventories	15,837	6,738
Deferred income tax asset—current	—	1,658
Prepaid expenses and other current assets	3,555	1,118

Total current assets	133,954	97,160

Property and equipment, net	13,723	11,358
Deferred income tax asset—long term	1,068	—
Other assets	532	500
Restricted assets	8,281	8,309

Total assets	$157,558	$117,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,050	$5,909
Accrued compensation and related benefits	6,901	4,792
Accrued income tax payable	—	684
Accrued liabilities	15,701	8,737

Total current liabilities	32,652	20,122

Deferred rent	304	484
Non-current income tax liability	4,494	—
Long term liabilities	152	1,769

Total liabilities	$37,602	$22,375

Stockholders’ equity:
Common stock, $0.001 per share par value, aggregating $33 and $30 as of September 30, 2007 and December 31, 2006, respectively; shares authorized: 150,000; shares issued and outstanding: 32,755 and 30,369 as of September 30, 2007 and December 31, 2006, respectively	136,400	113,532
Deferred stock compensation	(32)	(487)
Accumulated other comprehensive income (loss)	110	(198)
Accumulated deficit	(16,522)	(17,895)

Total stockholders’ equity	119,956	94,952

Total liabilities and stockholders’ equity	$157,558	$117,327

Consolidated Income Statement

(Unaudited, in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Revenue	$40,188	$27,255	$95,517	$78,619
Cost of revenue*	14,662	9,382	34,874	28,588

Gross profit	25,526	17,873	60,643	50,031

Operating expenses:
Research and development*	7,489	5,897	19,849	16,391
Selling, general and administrative*	8,071	6,877	21,387	21,003
Lease abandonment	—	—	(496)	—
Patent litigation settlement	—	3,000	9,800	3,000
Patent litigation expense	1,452	2,765	8,328	9,650

Total operating expenses	17,012	18,539	58,868	50,044

Income (loss) from operations	8,514	(666)	1,775	(13)
Other income (expense):
Interest and other income	1,223	662	3,399	1,887
Interest and other expense	8	(71)	(21)	(251)

Total other income, net	1,231	591	3,378	1,636

Income (loss) before income taxes	9,745	(75)	5,153	1,623
Income tax provision	1,475	1,797	3,197	2,844

Net income (loss)	$8,270	$(1,872)	$1,956	$(1,221)

Basic net income (loss) per common share	$0.26	$(0.06)	$0.06	$(0.04)

Diluted net income (loss) per common share	$0.23	$(0.06)	$0.06	$(0.04)

Weighted average shares used in basic net income (loss) per common share	31,995	29,736	31,293	29,335

Weighted average shares used in diluted net income (loss) per common share	35,953	29,736	34,990	29,335

* Stock-based compensation has been included in the following line items:
Cost of revenue	$149	$121	$373	$409
Research and development	1,326	1,330	3,379	4,039
Selling, general and administrative	1,748	1,518	4,296	4,292

Total	$3,223	$2,969	$8,048	$8,740

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)

Net income (loss)	$8,270	$(1,872)	$1,956	$(1,221)

Adjustments to reconcile net income to non-GAAP net income
Stock-based compensation	$3,223	$2,969	$8,048	$8,740
Patent litigation settlement	—	3,000	9,800	3,000
Reversal of lease write-off	—	—	(540)	—
Tax effect	(1,767)	(207)	(2,568)	(1,208)

Non-GAAP net income	$9,726	$3,890	$16,695	$9,311

Non-GAAP earnings per share, excluding stock-based compensation and related tax effects:
Basic	$0.30	$0.13	$0.53	$0.32
Diluted	$0.27	$0.12	$0.48	$0.28
Shares used in the calculation of non-GAAP earnings per share:
Basic	31,995	29,736	31,293	29,335
Diluted	35,953	32,296	34,990	33,163

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(in thousands, except per share amounts)

Total operating expenses	$17,012	$18,539	$58,868	$50,044

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	$(3,074)	$(2,848)	$(7,675)	$(8,331)
Patent litigation settlement	—	(3,000)	(9,800)	(3,000)
Reversal of lease write-off	—	—	540	—

Non-GAAP total operating expenses	$13,938	$12,691	$41,933	$38,713

2007 Fourth Quarter Outlook

RECONCILIATION OF R&D AND SG&A EXPENSES TO NON-GAAP R&D AND SG&A EXPENSES

(in thousands, except per share amounts)

	Three months ended December 31, 2007
	Low	High
R&D and SG&A	$15,500	$17,000

Adjustments to reconcile R&D and SG&A to non-GAAP R&D and SG&A
Stock-based compensation	(3,000)	(3,500)

Non-GAAP R&D and SG&A	$12,500	$13,500